UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  July 2, 2014

 LEO MOTORS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-151381	95-3909667
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

291-1, Hasangok-dong
Hanam City, Gyeonggi-do	465-250
Republic of Korea
(Address of Principal Executive Offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 2, 2014, Thomas Cheong has resigned his position as Leo Motor’s Inc.’s (the “Company”) Chief Financial Officer and as a director serving on the Company’s Board of Directors.  Mr. Cheong’s resignation was not as a result of any disagreements with the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEO MOTORS, INC.
Dated: July 3, 2014	By: /s/Shi Chul Kang
Shi Chul Kang
Chief Executive Officer By: /s/ Jun Heng Park Jun Heng Park Chief Executive Officer